SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934


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                         Date of Report: April 25, 2003


                             WHITEMARK HOMES, INC.
                             ---------------------
              (Exact Name of Registrant as Specified in Charter)



         Colorado                       0-8301                25-1302097
         --------                       ------                ----------
(State or other jurisdiction         (Commission             (IRS Employer
     of incorporation)               File Number)          Identification No.)



             650 South Central Avenue, Suite 1000, Oviedo, FL 32765
             ------------------------------------------------------
                    (Address of principal executive offices)


                                 (407) 366-9668
                                 ---------------
               (Registrant's Executive Office Telephone Number)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     As part of a settlement agreement entered into by Whitemark Homes, Inc. ("Whitemark Homes"), certain of its subsidiary entities, officers and directors, and William Michael Adkinson ("Michael Adkinson"), and parties and entities related to Mr. Adkinson, on April 18, 2003 (the "Global Settlement Agreement"), as more fully set forth in Item 5 below, Whitemark Homes has acquired certain assets and disposed of certain assets as more fully described herein. The overall result of the Global Settlement Agreement was to rescind a business relationship between Whitemark Homes and Michael Adkinson, together with related parties and entities, which was consummated in August 2001. Until consummation of the settlement, Michael Adkinson was an employee of and significant shareholder in Whitemark Homes. The Global Settlement Agreement was negotiated in a contested, arms-length transaction, the terms of which were believed to be no more favorable than could be obtained from unrelated parties.

     As part of the Global Settlement Agreement, after the settlement conditions have been satisfied, Whitemark Homes will receive all ownership rights to 5,000,000 shares of Whitemark Homes restricted common stock, collectively owned by Michael Adkinson, Chad Adkinson Wayne Adkinson, Jan Adkinson and Henry Devarona, subject to a collateral pledge agreement in favor of certain banks securing a loan in the amount of $2,700,000. Whitemark will also be relieved of certain debt obligations related to the real property being transferred to Michael Adkinson, or his designees. Whitemark Homes shall also receive the Orlando, Florida home of Michael Adkinson, subject to certain liens.

     As part of the Global Settlement Agreement, Whitemark Homes will deliver to Michael Adkinson, or his designees, all real property acquired by Whitemark homes or its subsidiaries as a result of the business relationship between Whitemark Homes and Michael Adkinson commencing in August 2001. The book value associated with this real property is in excess of $60 million. Except for limited amounts of inter-company debt, certain operating accounts payable and short term and long term debt in excess of $45 million will be transferred to Michael Adkinson or related entities and eliminated from the consolidated balance sheet of Whitemark Homes.

ITEM 5.  OTHER EVENTS.

     Beginning on February 6, 2003, Whitemark Homes, some if its officers and directors, and some of its wholly-owned subsidiaries had been involved in related lawsuits arising from a business relationship with Michael Adkinson, Wayne Adkinson and related entities. These lawsuits are described below. On or about April 18, 2003, the parties resolved all of these disputes. The settlement terms included the voluntary dismissal of each lawsuit with prejudice with each party bearing its own fees and costs, except to the extent that Whitemark Homes has agreed to pay $15,000 of closing costs incurred as a result of the conveyances contemplated by the Global Settlement Agreement, and the disposition of certain real property and shares of subsidiary entities as more fully described in Item 2 above. A summary of each of these dismissed actions is set forth below.

REPLEVIN ACTION
---------------

     On February 6, 2003, Whitemark Homes, and its wholly owned subsidiary, North Florida Consulting, Inc., (collectively "Plaintiffs") filed a verified complaint for replevin and injunctive relief ("Replevin Action") in the Circuit Court of the First Judicial Circuit in and for Walton County, Florida (the "Court") against Michael Adkinson. In the Replevin Action, Plaintiffs sought to obtain possession of a hard-drive that allegedly was detained and removed by Michael Adkinson, without authority or permission, and to enjoin Adkinson from removing or destroying any other personal property of the Plaintiffs. On March 6, 2003, the Court ordered that the hard-drive would be placed in the custody of a third-party custodian to safeguard the hard-drive, and ordered that each party could have access to the hard-drive and receive a copy of the information contained on the hard-drive upon written request to the third-party custodian. As part of the Global Settlement Agreement, ownership of the computer will be conveyed to Michael Adkinson or his designee.


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

     In response to the Replevin Action, Michael Adkinson, Wayne Adkinson and Chad Adkinson filed a counterclaim on February 13, 2003, against Whitemark Homes and North Florida Consulting, and a third-party complaint against Kenneth Larry White, Mitchell Gordon, Scott D. Clark, Hugh Harling, Jr., as well as the subsidiaries of North Florida Consulting. Messrs. White and Gordon are officers and directors of Whitemark Homes and Messrs. Clark and Harling, Jr. are directors of Whitemark Homes. In the counterclaim and third-party complaint, the Adkinsons filed claims against Whitemark Homes for (1) breach of a joint venture agreement; (2) breach of a guaranty and indemnity agreement; and (3) breach of a security and funding agreement. The counterclaim and third-party complaint included a claim against Whitemark Homes and Kenneth Larry White for fraud in the inducement. The counterclaim and third-party complaint included claims against Whitemark Homes, Kenneth Larry White, Mitchell Gordon, Scott D. Clark and Hugh Harling, Jr., for (1) breach of fiduciary duties and (2) breach of implied covenant of good faith and fair dealing. The counterclaim and third-party complaint also included claims for equitable lien and constructive trust against all of the counter-defendants and third-party defendants, seeking to impose equitable liens and constructive trusts on all properties held in the names of the counter-defendants and third-party defendants. Lastly, the Adkinsons asserted a claim for rescission against Whitemark Homes and its wholly owned subsidiaries, in which the Adkinsons requested the Court to rescind the various agreements that compose the alleged joint venture arrangement.

     On or about March 25, 2003, Plaintiffs and the third-party defendants--with the exception of Kenneth Larry White and Hugh Harling, Jr. (who at that time had not been served with the Third Party Complaint)--served Answers and Affirmative Defenses to the counterclaim/third-party complaint. On April 14, 2002, Messers. White and Harling served Answers and Affirmative Defenses to the third-party complaint. In the Answers and Affirmative Defenses, the parties denied all wrongdoing and asserted numerous defenses that bar the Adkinsons from establishing liability and/or entitlement to damages.

     On or about March 25, 2003, Plaintiffs and the third-party defendants --with the exception of Messers. White. Gordon, Clark and Harling --filed a Counterclaim and Additional Claims of Counter-Defendants and Third-Party Defendants against Michael Adkinson, Chad Adkinson and Wayne Adkinson ("Counter-Counterclaim"). The Counter-Counterclaim sets forth claims for injunctive relief, breach of fiduciary duties, slander of title and tortious interference with an advantageous business relationship.

     On or about April 21, 2003, pursuant to the Global Settlement Agreement, a joint Stipulation for Voluntary Dismissal was served requesting that the Court dismiss the Replevin Action, Counterclaim and Counter-Counterclaim with prejudice with all parties to bear their own fees and costs. The Court has not taken any action on the Stipulation.

DERIVATIVE ACTION
-----------------

     On February 13, 2003, Michael Adkinson, Wayne Adkinson and Chad Adkinson (collectively the "Derivative Plaintiffs"), in their derivative capacities as shareholders on behalf of Whitemark Homes, filed a derivative action in the Court against Whitemark Homes, Kenneth Larry White, Mitchell Gordon, Scott D. Clark, Hugh Harling, Jr., and Margaret Older (the "Derivative Action"). Whitemark Homes was only a nominal defendant in this action; the Derivative Plaintiffs purported to bring the Derivative Action on behalf of Whitemark Homes. The claim against Kenneth Larry White, Mitchell Gordon, Scott D. Clark, and Hugh Harling, Jr. was for breach of fiduciary duties. The Derivative Action also contained a claim against all defendants for civil conspiracy in which the Derivative Plaintiffs allege that the defendants conspired to breach their fiduciary duties to Whitemark Homes.

     On or about March 19, 2003, Margie Older, Scott Clark, and Whitemark Homes filed a motion to stay the case while a special litigation committee and its independent legal counsel conduct an independent investigation of the allegations made in the complaint. The motion to stay was amended on or about April 2, 2003. On or about April 7, 2003, Messers. White, Harling and Gordon filed a motion to join in and adopt the amended motion to stay.


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

     On or about April 21, 2003, pursuant to the Global Settlement Agreement, a joint Stipulation for Voluntary Dismissal was served requesting that the Court dismiss the Derivative Action with prejudice with all parties to bear their own fees and costs. The Court has not taken any action on the Stipulation.





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

QUIET TITLE ACTION
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     On March 10, 2003,  Whitemark  Homes,  and its wholly  owned  subsidiaries,
Muirfield Development Corporation, Troon Development Corporation and North Florida Consulting, Inc., and an unrelated party, Southeastern Consulting & Development Company (collectively the "Quiet Title Plaintiffs"), filed a verified complaint for declaratory relief and to quiet title against Michael Adkinson, Chad Adkinson, Wayne Adkinson, Castle Development Properties, Inc. and Gulf Destination Enterprises, Inc. seeking to declare certain allegedly invalid mortgages and to quiet title on two parcels of real property located in Walton County, Florida (the "Quiet Title Action"). The Quiet Title Plaintiffs alleged that the defendants improperly and without any right, caused mortgages to be place on properties owned by Muirfield Development and Troon Development. On March 31, 2003, defendants filed an Answer and Affirmative Defenses denying the allegations.

     On or about April 21, 2003, pursuant to the Global Settlement Agreement, Whitemark Homes, Muirfield Development Corporation, Troon Development Corporation and North Florida Consulting, Inc. and the defendants served a joint Voluntary Dismissal With Prejudice requesting that the Court dismiss their claims presented in the Quiet Title Action with prejudice with all parties to bear their own fees and costs. The Court has not taken any action on the Stipulation.

MATTHEWS ACTION
---------------

     On March 11, 2003, Muirfield Development Corporation, North Florida Consulting, Inc., Troon Development Corporation and Whitemark Homes filed a complaint in the Circuit Court of the Ninth Judicial Circuit in and for Orange County, Florida against Dana C. Matthews and Matthews & Hawkins, P.A. for breach of fiduciary duty, slander of title and tortious interference with an advantageous business relationship (the "Matthews Action").

     On or about April 21, 2003, pursuant to the Global Settlement Agreement, a Stipulation for Voluntary Dismissal was served requesting that the Court dismiss the Matthews Action with prejudice with all parties to bear their own fees and costs. The Court has not taken any action on the Stipulation.

GLOBAL SETTLEMENT AGREEMENT
---------------------------

     On April 19, 2003, the parties to the above lawsuits entered into a Global Settlement Agreement to resolve all disputes between the parties. In addition to the dismissal with prejudice of the above lawsuits and the transfers of real property and shares of subsidiary entities described in Item 2, the Global Settlement Agreement also terminates, cancels and releases all relevant parties from their respective obligations in any of the following agreements executed as part of the business relationship executed in or about August 2001: (1) the Exchange Agreement; (2) Closing Agreement; (3) the Guaranty Agreement; (4) Employment Agreement, (5) Security and Funding Agreement; (6) all profit participation agreements; (7) any joint venture agreements; and (8) any other document or agreement executed in connection with any of the foregoing with the exception of the Voting Agreement, which Voting Agreement shall remain in effect subject to terms of the Global Settlement Agreement.

     As part of the Global Settlement Agreement, Michael Adkinson, Wayne Adkinson and Chad Adkinson resigned from all positions with Whitemark Homes and any entity retained by Whitemark Homes. The parties also executed mutual General Releases, or otherwise agreed that all liability between the parties would be resolved by the Global Settlement Agreement.


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


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 WHITEMARK HOMES, INC.

Dated: April 25, 2003
                                 By:  /s/ Kenneth Larry White
                                      -------------------------------
                                      Name:  Kenneth Larry White
                                      Its: President and Chief Executive Officer






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